EXHIBIT 99.1

SolarMax Technology Reports First Quarter 2025 Financial Results

RIVERSIDE, CA – May 16, 2025 (GLOBE NEWSWIRE) – SolarMax Technology, Inc. (Nasdaq SMXT) (“SolarMax” or the “Company”), an integrated solar energy company, today reported financial results for the quarter ended March 31, 2025.

First Quarter 2025 Financial Highlights

•	Revenue: $6.9 million, compared with $5.8 million in the first quarter of 2024.
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Gross profit: $1.4 million, compared with ($0.5) million in the first quarter of 2024. Cost of revenues in the first quarter of 2024 included a one-time, non-cash stock-based compensation expense of $1.3 million.

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Total operating expense: $2.6 million, compared with $18.4 million in the first quarter of 2024. Operating expense in the first quarter of 2024 included a one-time, non-cash stock-based compensation expense of $15.9 million.

•	Net loss: $1.3 million, or $0.03 per share, compared with a net loss of $19.3 million, or $0.46 per share in the first quarter of 2024.

David Hsu, CEO of SolarMax, stated, “We are encouraged by our progress this quarter, having achieved a 20% increase in revenue and improvement in gross margin despite ongoing inflationary and regulatory pressures. We believe this improvement demonstrates our team's ability to navigate a dynamic market while enhancing operational efficiency and executing on cost containment initiatives.”

“While California’s NEM 3.0 policy—which significantly reduced the compensation homeowners receive for excess solar power sent to the grid—continues to impact residential solar demand in the state, we’re seeing meaningful traction through our dealer network and our proposed commercial projects,” continued Hsu. “We are laying the groundwork for commercial and industrial solar and battery system projects that we believe represent a growth opportunity. Although we have no executed contracts, our development pipeline is active, and we are seeking to position SolarMax for longer-term diversification and growth.”

About SolarMax Technology Inc.

SolarMax, based in California and founded in 2008, is a leader within the solar and renewable energy sector focused on making sustainable energy both accessible and affordable. SolarMax has established a strong presence in southern California. SolarMax is looking to generate growth with strategic initiatives that aim to scale commercial solar development services and LED lighting solutions in the US while expanding its residential solar operations. For more information, visit www.solarmaxtech.com.

Any information contained on, or that can be accessed through, our website or any other website or any social media is not a part of this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the Company's strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company's actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements are subject to risk and uncertainties, including, but not limited to, including but not limited to the Company’s ability to develop its commercial solar business and to be accepted as a provider of commercial solar systems in the United States, and its ability to recommence its operations in China where is has not generated any revenue since 2021, and to respond to any changes in governmental policies relating to renewable energy and those factors described in “Cautionary Note on Forward-Looking Statements” “Item 1A. Risk Factors,” and “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 31, 2025. SolarMax undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

Contact:

For more information, contact:

Stephen Brown, CFO

(951) 300-0711